Exhibit 99.2

KOSMOS CEMENT COMPANY

(A Partnership)

(unaudited)

Financial Statements for the Nine Months Ended

September 30, 2019 and 2018

KOSMOS CEMENT COMPANY

(A Partnership)

September 30, 2019 and 2018

KOSMOS CEMENT COMPANY

(A Partnership)

Balance Sheets

September 30, 2019 and 2018

(Unaudited - In thousands of U.S. Dollars)

	2019	2018
Assets
Current assets:
Cash and cash equivalents	$4,586	4,586
Accounts receivables, net (note 3)	22,449	15,764
Inventories (note 5)	15,999	17,357
Intercompany receivables, net (note 4)	11,749	23,382
Prepaid expenses and other currents assets	50	89

Total current assets	54,833	61,178
Property, plant and equipment, net (note 6)	132,042	130,964
Goodwill	18,059	18,059
Other long-term assets	1,993	2,096

Total assets	206,927	212,297

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	3,832	2,941
Accrued expenses and other current liabilities	26,867	23,812
Current installments of obligations under capital leases (note 10)	162	277

Total current liabilities	30,861	27,030
Asset retirement obligation (note 7)	4,664	4,520
Obligations under capital leases, excluding current installments (note 10)	817	761

Total liabilities	36,342	32,311

Partners’ capital :
CEMEX, Inc.	127,939	134,989
Buzzi Unicem USA	42,646	44,997

Total partners’ capital	170,585	179,986

Commitments and contingencies (note 11)

Total liabilities and partners’ capital	$206,927	212,297

See accompanying notes to unaudited financial statements.

KOSMOS CEMENT COMPANY

(A Partnership)

Statements of Income

Nine months ended September 30, 2019 and 2018

(Unaudited - In thousands of U.S. Dollars)

	2019	2018
Trade revenues	$107,165	97,558
Revenues from affiliates (note 4)	19,311	21,420
Interest income	16	22
Other income (expense), net	(29)	36

Total revenues	126,463	119,036

Costs and expenses
Operating	68,744	64,775
Depreciation and depletion	8,640	8,715
Selling and marketing	23,049	20,310
General and administrative	2,085	1,842
Interest expense	8	136

Total cost and expenses	102,526	95,778

Net income	23,937	23,258

See accompanying notes to unaudited financial statements.

KOSMOS CEMENT COMPANY

(A Partnership)

Statements of Changes in Partners’ Capital

Nine months ended September 30, 2019 and 2018

(Unaudited - In thousands of U.S. Dollars)

	CEMEX, Inc.	Buzzi Unicem USA	Total
Balance at December 31, 2017	$139,267	46,423	185,690
Partnership distributions	(21,749)	(7,251)	(29,000)
Share-based compensation	28	10	38
Net income	17,443	5,815	23,258

Balance at September 30, 2018	134,989	44,997	179,986

Balance at December 31, 2018	143,862	47,954	191,816
Partnership distributions	(33,900)	(11,300)	(45,200)
Share-based compensation	24	8	32
Net income	17,953	5,984	23,937

Balance at September 30, 2019	127,939	42,646	170,585

See accompanying notes to unaudited financial statements.

KOSMOS CEMENT COMPANY

(A Partnership)

Statements of Cash Flows

Nine months ended September 30, 2019 and 2018

(Unaudited - In thousands of U.S. Dollars)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$23,937	23,258
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and depletion	8,640	8,715
Accretion	262	255
Share-based compensation	32	38
Changes in operating assets and liabilities:
Increase in accounts receivable and other current assets	(10,970)	(5,742)
Decrease (increase) in inventories	(33)	1,699
Decrease in other long-term assets	140	363
Increase in accounts payable	5,819	1,333
Increase (decrease) in accrued expenses and other current liabilities	(27)	568
Decrease in intercompany receivable	31,179	4,636

Net cash provided by operating activities	58,979	35,123

Cash flows from investing activities:
Purchases of property, plant and equipment	(13,717)	(5,924)
Proceeds from sale of assets	—	—

Net cash used in investing activities	(13,717)	(5,924)

Cash flows from financing activities:
Payments on capital lease obligations	(62)	(199)
Partnership distributions	(45,200)	(29,000)

Net cash used in financing activities	(45,262)	(29,199)

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at the beginning of the year	4,586	4,586

Cash and cash equivalents at the end of the year	$4,586	4,586

Interest payments for the nine months ended September 30, 2019 and 2018 were $88 and $136, respectively.

Property and equipment in accounts payable and accrued expenses as of September 30, 2019 and 2018 were $2,404 and $1,138, respectively.

See accompanying notes to unaudited financial statements.

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

(1)	Description of Business

Kosmos Cement Company (the Partnership or KOSMOS) was formed under the Uniform Kentucky Partnership Act on March 7, 1988, for the purpose of mining, manufacturing, purchasing, distributing, and/or selling any and all types of cement, clinker, other intermediary products, and/or aggregates, principally in the states of Kentucky, Indiana, Ohio, Pennsylvania, and West Virginia and engaging in all activities coincident thereto. The Partnership is presently owned 75% by CEMEX, Inc., a Louisiana corporation (CEMEX), which is an indirect wholly owned subsidiary of CEMEX S.A.B de C.V. (CEMEX Parent), and 25% by Buzzi Unicem USA, which stems from the merger, early in 2004, of RC Cement (Buzzi Unicem) and Lone Star Industries (Dyckerhoff). The term of the Partnership shall continue until December 31, 2030 unless sooner terminated in accordance with the terms of the Partnership agreement. In March 2020 the Partnership sold substantially all of its operating assets and certain liabilities to Eagle Materials Inc., including property, plant and equipment, inventory, asset retirement obligation, and leases, for an aggregate purchase price of $665,000, please refer to note 13 Subsequent Events.

Partners are obligated to make pro rata capital contributions to (a) meet the working capital requirements of the Partnership or to maintain the facilities and any other assets of the Partnership as may be deemed necessary from time to time, provided such amounts do not exceed $2 million per year in the aggregate, and (b) expand the productive capacity of the Kosmosdale plant. The Partnership may request voluntary pro rata capital contributions in excess of the obligatory amounts.

Each partner has a preferential right of purchase or right of first refusal if the other partner desires to dispose of its entire interest in the Partnership. Within 60 days of a change in control with respect to the ultimate parent of either partner, the other partner has the right to sell its interest in the Partnership for a stipulated price to the partner that has experienced the change in control.

(2)	Significant accounting policies

(a)	Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, and goodwill; valuation allowances for receivables and inventories; asset retirement obligations and litigation and environmental liabilities; and lease classification and accounting.

(b)	Partners’ capital

Management evaluated the accounting and classification of the partners’ interests and concluded it represents equity and should be presented as partners’ capital in accordance with ASC 825, Financial Instruments.

The Partnership agreement provides that all Partnership items constituting, for federal tax purposes, income, gain, expense, loss, deduction, or tax credit for each taxable year shall be

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

allocated among the partners in proportion to their initial sharing ratios of 75% for CEMEX, Inc and 25% for Buzzi Unicem USA or the respective sharing ratio in effect on the date such revenues, costs, and expenses are realized or incurred.

(c)	Cash and cash equivalents

Cash and cash equivalents consist primarily of overnight funds and time deposits with an initial term of less than three months, which are not subject to significant risks of changes in value.

(d)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount, less allowance for doubtful accounts. Amounts collected on accounts receivable are included in net cash provided by operating activities in the Statements of Cash Flows. The allowance for doubtful accounts is the Partnership’s best estimate of the amount of probable credit losses in the Partnerships’ existing accounts receivable. Allowances for doubtful accounts are calculated based on incurred loss analyses over delinquent accounts considering aging of balances, the credit history and risk profile of each customer and legal processes to recover accounts receivable. The collectability of receivables is assessed monthly, where charge-offs are determined, the corresponding account balances are charged off against the allowance.

(e)	Inventories

Inventories are stated at the lower of cost and net realizable value. The cost of inventories includes expenditures incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. The value of inventory is derived by the weighted average cost method.

The Partnership analyzes its inventory balances to determine if, as a result of internal events, such as physical damage, or external events, such as technological changes or market conditions, certain portions of such balances have become obsolete or impaired. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses.

(f)	Property, Plant and Equipment

Property, plant and equipment are recognized at their acquisition or construction cost, as applicable, less accumulated depreciation. Preproduction stripping costs, which represent costs of removing overburden to access mineral deposits during the development of a mine, are capitalized as mineral rights.

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

Depreciation commences when the asset is ready for use. Depreciation of fixed assets is recognized as part of “Depreciation and depletion” in the Statements of Income and is calculated using the straight-line method over the estimated useful lives of the assets, with the exception of mineral rights, which are depleted using the units-of-production method. As of September 30, 2019, the range of average useful lives by category of fixed assets, were as follows:

Years
Buildings and improvements	5 to 30
Machinery and equipment	3 to 50
Mobile equipment	3 to 10
Office equipment and other assets	3 to 10
Computer equipment	3 to 5

Costs of improvements that result in future economic benefits, such as an extension in the asset’s useful life, an increase in their production capacity or in safety, as well as those costs incurred to mitigate or prevent environmental damage, are capitalized as part of the carrying amount of the related assets. The capitalized costs are depreciated over the remaining useful lives of such fixed assets. Other costs, including periodic maintenance on fixed assets, are expensed as incurred. Interest is expensed as incurred except where it relates to the financing of major projects constructed for internal use, where it is capitalized up to the date of completion. Following completion, the total capitalized cost including interest is depreciated over the expected useful life of the asset.

(g)	Goodwill

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired in a business combination. Goodwill acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (FASB), Accounting Standards Codification (ASC) Topic 350 (ASC Topic 350) Intangibles — Goodwill and Other.

Under ASC Topic 350, an impairment loss is recognized to the extent that the carrying amount exceeds its fair value. The impairment determination is made at the reporting unit level. The Partnership performs its annual impairment review of goodwill at the beginning of the fourth quarter, and when a triggering event occurs between annual impairment tests. No impairments were recorded for the periods ended September 30, 2019 and September 30, 2018.

(h)	Impairment of Long-Lived Assets

Long-lived assets, which consists of property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Partnership first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

value. Fair value is determined using methodologies generally accepted in the market to determine the value of an entity, such as multiples of operating earnings before interest, taxes, depreciation, and amortization (EBITDA) and by reference to other market transactions, among others.

(i)	Asset Retirement Obligation

The Partnership’s liability for asset retirement obligations arises from regulatory and contractual requirements to perform certain asset retirement activities at the time that certain facilities cease to operate.

In accordance with FASB ASC Subtopic 410—20 (ASC Subtopic 410-20), Asset Retirement and Environmental Obligations – Assets Retirement Obligations, the Partnership records the fair value of an asset retirement obligation as a liability with a corresponding increase in the carrying amount of the tangible long-lived assets in the period in which it incurs a legal obligation associated with the retirement of its related long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. Subsequent to initial recognition, the liability is increased to reflect the passage of time and adjusted to reflect changes in the timing or the amount of the estimated future cash flows underlying the initial fair value measurement. If the obligation is settled for an amount other than the carrying amount of the liability, the Partnership recognizes a gain or loss on settlement. The changes in the measurement of an existing decommissioning, restoration and similar liability are accounted for in accordance with ASC Subtopic 410-20, Asset Retirement and Environmental Obligations — Assets Retirement Obligations.

Land and quarries associated with the extraction of aggregate materials, and machinery and equipment for cement and other operations, are subject to ASC Subtopic 410-20 due to compliance with governmental and contractual obligations. These obligations are related mainly to future costs of demolition, cleaning and reforestation, so that the sites are left in acceptable condition at the end of their operation.

(j)	Income Taxes

The Partnership is not subject to federal and state income taxes. No provision is made in the accounts of the Partnership for federal and state income taxes since such taxes are the liability of the individual general partners, and the amounts thereof depend on the individual partner’s respective tax situation. Some localities, cities and counties do charge the Partnership for business and license taxes and fees based on income of the Partnership, which are expensed under other operating expenses in the Statements of Income.

(k)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(l)	Revenue Recognition

The Partnership recognizes revenue in accordance ASU 2014-09, “Revenue from Contracts with Customers” (ASC Topic 606). Under ASU 2014-09, “Revenue from Contracts with

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

Customers” (ASC Topic 606), an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, following a five step model: Step 1: Identify the contract(s) with a customer (agreement that creates enforceable rights and obligations); Step 2: Identify the different performance obligations (promises) in the contract and account for those separately; Step 3: Determine the transaction price (amount of consideration an entity expects to be entitled in exchange for transferring promised goods or services); Step 4: Allocate the transaction price to the performance obligation based on the relative stand-alone selling prices of each distinct good or service; and Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation by transferring control of a promised good or service to the customer. A performance obligation may be satisfied at a point in time (typically for the sale of good) or over time (typically for sale of services and construction contracts).

The Partnership recognizes revenue at a point in time in the amount of the price, before tax on sales, expected to be received by the Partnership for goods and services supplied as a result of their ordinary activities, as contractual performance obligations are fulfilled, and control of goods and services passes to the customer. Revenues are decreased by volume rebates granted to customers. The Partnership recognizes variable consideration using the expected value or the most likely amount method, whichever is expected to better predict the amount based on the terms and conditions of the contract. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the Statements of Income.

(m)	Fair value Measurements

Under FASB ASC Topic 820 (ASC Topic 820), Fair Value Measurements and Disclosures, fair value is defined as price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC Topic 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follow:

•

Level 1 - represent quoted prices (unadjusted) in active markets for identical assets or liabilities that the Partnership has the ability to access at the measurement date. A quote price in an active market provides the most reliable evidence of fair value and is used without adjustment to measure fair value whenever available.

•

Level 2 - are inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly and are used mainly to determine the fair value of securities, investments or loans that are not actively traded. Level 2 inputs included equity prices, certain interest rates and yield curves, implied volatility and credit spreads, among others, as well as inputs extrapolated from other observable inputs. In the absence of Level 1 inputs, the Partnership determined fair values by iteration of the applicable Level 2 inputs, the number of securities and/or the other relevant terms of the contract, as applicable.

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

•

Level 3 - are unobservable inputs for the asset or liability. The Partnership used unobservable inputs to determine fair values, to the extent there are no Level 1 or Level 2 inputs, in valuation models including risk assumptions consistent with what market participants would use to arrive at fair value.

(n)	Recently Issued Accounting Standards

There are several Accounting Standards Updates issued as of the date of issuance of these financial statements which have not yet been adopted. The following standards are expected to have a significant impact on the financial statements in the period of initial application:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. ASC Topic 842 (ASC 842) establishes a right of use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The Partnership will adopt Topic ASC 842 starting January 1, 2021 and is currently evaluating the potential impact the new lease guidance and the related disclosures will have on its financial statements.

(3)	Accounts Receivable

A majority of the Partnership’s receivables are from users of Portland cement and construction materials, users such as ready-mix concrete producers, manufacturers of concrete products, and consumers of block and building materials, such as constructors.

Accounts receivable balances as of September 30, for each year are as follows:

	2019	2018
Accounts receivable	$22,977	16,262
Allowance for doubtfull accounts	(528)	(498)

	$22,449	15,764

Allowances for doubtful accounts are calculated based on incurred loss analyses over delinquent accounts considering aging of balances, the credit history and risk profile of each customer and legal processes to recover accounts receivable.

Revenue from a large customer represented approximately 26% and 25% of trade revenues for the nine months ended September 30, 2019 and 2018, respectively. There were no other sales to any single third-party customer which in total were in excess of 14% and 8% of trade revenues for the nine months ended September 30, 2019 and 2018, respectively. Also, out of several hundred

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

customers, the five largest customers accounted for approximately 54% and 49% of the trade revenues and 59% and 45% of the accounts receivable balance as of and for the nine months ended September 30, 2019 and 2018, respectively.

(4)	Transactions with Related Parties

As managing general partner, CEMEX, from time to time incurs certain expenses on behalf of the Partnership, including costs related to lease agreements. These costs are then passed through to the Partnership by means of intercompany charges. These costs amounted to $388 and $445 for the periods ended September 30, 2019 and 2018, respectively. The Partnership, with the approval of the management committee, has access to a cash management system, which provides for alternative investment options including the investment of excess cash balances directly with CEMEX.

The Partnership also sells and purchases cement and clinker to and from affiliate plants owned by CEMEX and subsidiaries. In the first nine months of 2019 and 2018, the Partnership purchased cement and clinker amounting to $1,037 and $64 respectively, and sold $19,311 and $21,420 respectively, to CEMEX affiliate plants. The Partnership had an intercompany receivable of $11,749 and $23,382 as of September 30, 2019 and September 30, 2018, respectively. Additionally, the Partnership incurred administrative fees of $1,078 and $1,087 in the first nine months of 2019 and 2018 respectively, which are included in operating expenses in the Statements of Income.

(5)	Inventories

Inventory balance as of September 30 for each year is as follows:

	2019	2018
Finished goods	$9,090	8,596
Work in progress	422	2,586
Raw materials	1,475	1,505
Supplies and spare parts	5,012	4,670

	$15,999	17,357

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

(6)	Property, Plant and Equipment

Property, plant and equipment as of September 30 each year is as follows:

	2019	2018
Land	$17,311	16,478
Mineral rights	4,994	4,994
Plant and equipment	290,235	287,300
Construction in progress	11,818	5,700

	$324,358	314,472
Accumulated depreciation and depletion	(192,316)	(183,508)

	132,042	130,964

Depreciation expense on property, plant and equipment was $8,640 and $8,715 for the nine months ended September 30, 2019 and 2018, respectively.

(7)	Asset Retirement Obligation

The reconciliation of the beginning and ending asset retirement obligation is as follows, for the nine months ended September 30, 2019 and 2018:

	2019	2018
Beginning balance (December 31)	$4,812	4,578
Accretion expense	262	255
Payments	—	—
Changes in estimates	(210)	(115)

Ending balance (September 30)	$4,864	4,720

Current liabilities	200	200

Noncurrent liabilities	4,664	4,520

Accretion expense is presented in the Statements of Income under operating expenses. Current liabilities are presented in the Balance Sheet as accrued expenses and other current liabilities and noncurrent liabilities are presented as asset retirement obligations. Changes in estimates during 2019 were primarily related to revisions in the expected retirement date of the related assets.

(8)	Healthcare, Life Insurance and Other Benefits

The Partnership offers healthcare and life insurance benefits to active employees and their dependents through a benefit plan sponsored by CEMEX. Most of the Partnership’s healthcare

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

benefits are self-insured and administered on cost-plus fee arrangements with major insurance companies and health maintenance organizations. The Partnership was charged a proportionate share of the combined CEMEX benefit plans made available to their employees based on relative headcounts budgeted at the beginning of the year, which amounted to $1,215 and $1,193 for the nine months ended September 30, 2019 and 2018, respectively.

Additionally, certain retirees and their dependents are also offered healthcare and life benefits under benefit plans sponsored by CEMEX, which are essentially the same as benefits available to active employees, which requires participant contributions; however, benefit payments for covered retirees who are age 65 or older are reduced by benefits paid by Medicare. Also, life insurance coverage provided to certain retirees is reduced over time to the minimum specified by the applicable plan in effect. The Partnership was charged a proportionate share of the combined CEMEX benefits plan costs based on the relative headcount of retirees budgeted at the beginning of the year, of about $10 and $8 for the nine months ended September 30, 2019 and 2018, respectively.

Certain employees of the Partnership are covered under the CEMEX defined benefit pension plan. Benefits are based on years of service and employee’s compensation and are integrated with expected social security. The Partnership’s share of the annual cost is $91 and $81 for the periods ended September 30, 2019 and 2018, respectively.

(9)	Executive Share-Based Compensation

Eligible executives and managers participate in the CEMEX Long Term Incentive Plan of restricted stock (the Plan). The number of units granted is a function of salary, level of management responsibility, and the volume weighted average share price of a Certificado de Participation Ordinario (CPO). Each unit awarded is equivalent to one CEMEX CPO as traded on the Mexican Bolsa stock market. Each award of units is subject to vesting over years of service in four tranches of 25%, of which the first tranche vests immediately on the grant date, and the remaining tranches vest on the following three anniversary dates of the grant (the “ordinary program”). Compensation expense is recorded over its vesting in a four-year period.

The compensation expense related to the ordinary program determined considering the fair value of the awards at the date of grant was recognized in general and administrative expenses and amounted to $31 and $38 in the first nine months of 2019 and 2018, respectively. The weighted average unit price per CPO at grant date was approximately $0.55 in 2019 and $0.71 in 2018.

(10)	Leases

The Partnership is obligated under various non-cancelable leases, primarily for the lease of certain transportation and mobile equipment, which require annual rental payments, in addition to the payment of certain operating expenses related to the facilities.

(a)	Assets under capital lease

Capital lease obligations and the related asset values were determined as the lower of the market value of the leased asset and the net present value of the future minimum payments. The assets under these capital leases include ready mix trucks and other mobile equipment like wheel loaders and whole trucks. The capital leases have

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

maturities ranging from 2020 to 2023. Leased capital assets included in property, plant, and equipment as of September 30, 2019 and 2018 are as follows:

	2019	2018
Cost	$2,348	2,019
Accumulated depreciation	(487)	(254)

Leased PPE at September 30	$1,861	1,765

Depreciation of fixed assets under capital leases is included in depreciation expense.

(b)	Lease obligations

Future minimum capital lease payments as of September 30, 2019 are as follows:

	Present value of minimum lease payments	Interest	Future minimum lease payments
2019	$79	17	96
2020	386	56	442
2021	486	10	492
2022	28	1	29

Total minimum lease obligations	$979	84	1,063

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of September 30, 2019 are as follows:

Operating leases
Year ending December 31:
2019	$910
2020	3,622
2021	1,655
2022	1,050
2023	947
2024	784
Thereafter	2,532

Total minimum lease obligations	$11,500

Expense under operating leases for the periods ending September 30, 2019 and 2018 was approximately $5,400 and $3,698, respectively.

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

(11)	Commitments and Contingencies

(a)	Environmental matters

The Partnership is subject to a wide range of U.S. federal, state, and local laws, regulations, and ordinances dealing with the protection of human health and the environment. The Partnership believes that its current procedures and practices for handling and managing materials are generally consistent with the industry standards and legal and regulatory requirements, and that the Partnership takes appropriate precautions to protect employees and others from harmful exposure to hazardous materials.

For purposes of recording the provision, the Partnership considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. The ultimate cost that might be incurred to resolve these environmental issues cannot be assured until all environmental studies, investigations, remediation work, and negotiations with or litigation against potential sources of recovery have been completed.

Environmental matters relate to (i) the disposal of various materials, in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by the Partnership, regarding the disposal of hazardous substances or wastes.

The Partnership had no provision relating to environmental matters as of September 30, 2019 and 2018.

(b)	Litigation matters

The Partnership incurs, in the regular course of business, certain commitments and contingent liabilities including, among other things, (1) personal injury lawsuits, (2) indemnity and other hold harmless agreements, (3) environmental remediation liabilities, (4) product liability claims, (5) commercial disputes and litigation, and (6) claims by disgruntled employees.

Loss contingencies and legal provisions are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Loss contingencies and legal provisions are disclosed, but not recorded, if it is not probable that a liability has been incurred or the amount of assessment and/or remediation is not reasonably estimated. Other legal proceedings are disclosed when the resolution could have a material adverse effect on the Partnership’s financial results.

The Partnership has no provision for litigation matters as of September 30, 2019 and 2018.

In March 2018, the Department of Justice of the United States (“DOJ”) issued a grand jury subpoena to CEMEX Parent relating to its operations in Colombia and other jurisdictions. The Partnership is also subject to the subpoena. The Partnership intends to cooperate fully with the DOJ and any other investigatory entity. As of December 31, 2019, the Partnership is unable to predict the duration, scope, or outcome of the

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

DOJ investigation or any other investigation that may arise, or, because of the preliminary nature of the DOJ investigation, the potential sanctions which could be borne by the Partnership, or if such sanctions, if any, would have a material adverse impact on the Partnership’s results of operations, liquidity and financial condition.

In addition to the above subpoena, in March 2018 CEMEX was served with a grand jury subpoena issued by the United States District Court for the Southern District of Georgia in connection with an investigation of possible antitrust law violations in connection with sales (and related sales practices) of grey Portland cement and slag in the United States and its territories. This subpoena does not mean that the DOJ has concluded that CEMEX or any of its affiliates, including the Partnership, or employees have violated the law. Rather, this grand jury subpoena was issued to gather facts necessary to make an informed decision about whether violations of U.S. law have occurred. As of September 30, 2019, the Partnership is cooperating with the DOJ and intends to comply with the subpoena. As of the date of the issuance of these financial statements, the Partnership is unable to assess if this investigation will lead to any fines, penalties or remedies against it, or if such fines, penalties or remedies, if any, would have a material adverse effect on the Partnership’s results of operations, liquidity or financial condition.

(c)	Guarantees

The Partnership has various performance guarantees outstanding totaling $1,052 at September 30, 2019 and 2018 respectively, which secure surety bonds and performance bonds.

(12)	Fair Value of Financial Instruments

Financial instruments include cash equivalents, accounts receivables, accounts payable and accrued expenses and other current liabilities. The carrying amount of financial assets and liabilities approximates fair value due to the short maturity of these instruments. The Partnership’s cash equivalents with creditworthy financial institutions have maturities of less than three months, due to the short maturity; its carrying value approximates fair value. Accounts receivable result from a large number of customers and its estimated fair value approximates its carrying value. The Partnership does not have long-term financial assets or liabilities.

(13)	Subsequent Events

On November 25, 2019 KOSMOS entered into an Asset Purchase Agreement with Eagle Materials Inc. to sell its rights, title and interest in and to, the cement plant in Louisville, Kentucky, as well as related assets which include seven distribution terminals and raw material reserves, and in connection with this Agreement, Eagle Materials Inc. assumed the related liabilities, in each case subject to the terms and conditions of the Agreement. The aggregate purchase price was $665,000. The transaction has been completed on March 6, 2020 and the net proceeds of the sale were $642,560 distributed proportionally to the partners where CEMEX received $481,920 and Buzzi Unicem $160,640.

KOSMOS CEMENT COMPANY

(A Partnership)

Notes to the Financial Statements

September 30, 2019 and 2018

(In thousands of U.S. Dollars)

The Partnership has evaluated subsequent events from the balance sheet date through April 20, 2020, the date at which the financial statements were available to be issued and determined there are no other items to disclose.